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                                                                     Exhibit 2.9


                                OPTION AGREEMENT
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         This Option Agreement (the "Agreement") is made and entered into as of
September 9, 1998, by and among COMPONENT SOFTWARE INTERNATIONAL, INC., an Ohio corporation ("CSI"); KENDLE INTERNATIONAL INC., an Ohio corporation ("Kendle"), and certain shareholders of CSI who have executed this Agreement (the "Shareholders") only with respect to Section 9 of this Agreement.

                                R E C I T A L S

         A. CSI is in the business of providing a variety of information technology services including consulting, development, testing, and support services;

         B. Kendle is in the business of providing integrated clinical research and drug development services on a contractual basis;

         C. CSI and Kendle have entered into a Software Development and License Agreement dated July 5, 1998, pursuant to which CSI has agreed to provide certain limited information technology services for Kendle (the "Software Development Agreement");

         D. The Shareholders own in excess of Eighty Nine percent (89%) of the issued and outstanding capital stock of CSI;

         E. CSI desires to grant Kendle an option to purchase 206,944 shares of the common capital stock of CSI in exchange for a payment by Kendle plus Kendle's commitment to purchase additional information technology services from CSI on an on-going basis pursuant to the Multi-Year Strategic Services Agreement in substantially the same form as attached Exhibit A (the "Multi-Year Agreement"); and

         F. Kendle desires to receive an option to acquire an equity interest in CSI and desires to obtain additional information technology services from CSI;

         ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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SECTION 1.  GRANT OF OPTION
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         CSI hereby grants to Kendle the right, option and privilege (the
"Purchase Option") to purchase 206,944 shares of the voting, no par common capital stock of CSI (the "Stock"), on the terms and conditions set forth herein, which shares constitute ten percent (10%) of the issued and outstanding common capital stock of CSI as of the date of this Agreement, calculated on a fully-diluted basis; provided, however, that such number of shares of Stock shall be reduced prorata to the extent that the number of common shares subject to exercise or exercised by the HEP Parties (as defined below) under their Warrants is reduced on or before the Expiration Date. CSI hereby grants the Purchase Option in consideration of Kendle's payment to CSI of Two Hundred Fifty Thousand Dollars ($250,000) (the "Option Consideration"). CSI hereby acknowledges receipt of the Option Consideration. If prior to the earlier of the Expiration Date (as defined below) or the date on which Kendle elects to exercise the Purchase Option the outstanding shares of CSI's voting, no par common stock are changed into or exchanged for a different number or kind of shares of stock of CSI or of another corporation or other securities, property, cash or any combination thereof (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend shall have occurred, then there shall be substituted for each share of Stock then subject to the Purchase Option the number and kind of shares of stock, other securities, property, cash or any combination thereof into which each outstanding share of CSI voting, no par common stock shall be so changed or exchanged, or the number of shares of CSI voting, no par common stock as is equitably required in the event of a stock split or stock dividend. Prior to the earlier of the Expiration Date or the date on which Kendle elects to exercise the Purchase Option, CSI also shall not, without giving Kendle at least twenty (20) days prior written notice, establish a record date for the declaration of any dividend or distribution (other than a stock dividend) on the shares of CSI's voting, no par common stock, or declare any such dividend or distribution or establish a record date for the dissolution, liquidation or winding up of CSI or adopt any resolution of directors or shareholders with respect to a dissolution, liquidation or winding up of CSI. Further, if any other event occurs prior to the earlier of the Expiration Date or the date on which Kendle elects to exercise the Purchase Option as to which the adjustment provisions of the two
(2) immediately preceding sentences are not strictly applicable or, if strictly applicable, would not fairly protect Kendle's Purchase Option rights, then CSI shall make an equitable adjustment to the application of those adjustment provisions so as fairly and fully to protect Kendle's Purchase Option rights.

SECTION 2.  TIME AND MANNER OF EXERCISE
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         The Option may be exercised, in whole only, at any time after the date of this Agreement and by no later than December 31, 1998 (the "Expiration Date"). To exercise the Option, Kendle must provide written notice to CSI of its exercise of the Purchase Option in the form of the attached Exhibit B, "Notice of Option Exercise," and also must enter into the Multi-Year Agreement.

         Within fifteen (15) days after Kendle's due exercise of the Purchase Option, Kendle shall deliver the Purchase Price to CSI as described in Section 3 below. Upon receipt of the Purchase



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Price from Kendle, CSI shall deliver to Kendle a duly executed certificate or certificate(s) representing the Stock being issued pursuant hereto, together with such additional documents as may be reasonably requested by CSI to effectuate the transfer and to register the same on the books of CSI. Upon issuance, the shares of Stock shall be duly authorized, validly issued, fully paid and non-assessable shares of CSI voting, no par common stock, free and clear of any and all liens, pledges, claims and encumbrances other than restrictions on transfer under this Agreement, the Multi-Year Agreement and under applicable federal and state securities laws and regulations.

         If Kendle does not elect to exercise the Purchase Option, CSI shall retain the Option Consideration and apply it as a credit against additional information technology services to be provided by CSI for Kendle after the Expiration Date pursuant to the terms of the Software Development Agreement.

SECTION 3.  EXERCISE PRICE AND PAYMENT
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         3.1      PRICE. As full payment for the Stock, Kendle shall pay CSI Ten
                  Dollars ($10.00) per share with the total consideration for the Stock equal to $2,069,440. Kendle shall be entitled to credit the full amount of the Option Consideration against the exercise price for the Stock.

         3.2      PAYMENT.

                  3.2.1 Of the total Purchase Price described in Section 3.1 above, if the historical average of the NASDAQ NMS closing bid price for shares of Kendle's common stock, no par value per share ("Kendle Shares") for the twenty (20) trading days immediately preceding the date on which Kendle exercises the Purchase Option (the "Kendle Share Valuation") is equal to or greater than Twenty- Three and 29/00 Dollars ($23.29) and not greater than Twenty-Eight and 46/00 Dollars ($28.46), then Seventy-Five percent (75%) of the Purchase Price, or One Million Five Hundred Fifty Two Thousand Eighty Dollars ($1,552,080) (including the Option Consideration), shall be paid in cash, with One Million Three Hundred Two Thousand Eighty Dollars ($1,302,080) to be paid by wire transfer of immediately available funds, with the remaining Twenty-Five percent (25%) of the Purchase Price being paid in 19,995 Kendle Shares.

                  3.2.2 Of the total Purchase Price described in Section 3.1 above, if the Kendle Share Valuation for the Kendle Shares is greater than Twenty-Eight and 46/00 Dollars ($28.46), then Seventy-Five percent (75%) of the Purchase Price, or One Million Five Hundred Fifty Two Thousand Eighty Dollars ($1,552,080) (including the Option Consideration), shall be paid in cash, with One Million Three Hundred Two Thousand Eighty Dollars ($1,302,080) to be paid by wire transfer of immediately available funds, with the remaining



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                           Twenty-Five percent (25%) of the Purchase Price being
                           paid in Kendle Shares valued at the Kendle Share Valuation.

                  3.2.3 Of the total Purchase Price described in Section 3.1 above, if the Kendle Share Valuation for the Kendle Shares is less than Twenty-Three and 29/00 Dollars ($23.29) and equal to or greater than Twenty and 70/00 Dollars ($20.70), then Seventy-Five percent (75%) of the Purchase Price, or One Million Five Hundred Fifty Two Thousand Eighty Dollars ($1,552,080) (including the Option Consideration), shall be paid in cash, with One Million Three Hundred Two Thousand Eighty Dollars ($1,302,080) to be paid by wire transfer of immediately available funds, with the remaining Twenty-Five percent (25%) of the Purchase Price being paid in Kendle Shares valued at the Kendle Share Valuation.

                  3.2.4 Of the total Purchase Price described in Section 3.1 above, if the Kendle Share Valuation for the Kendle Shares is less than Twenty and 70/00 Dollars ($20.70), then, at CSI's option, at least Seventy-Five percent (75%) and no more than Ninety percent (90%) of the Purchase Price, or between One Million Five Hundred Fifty Two Thousand Eighty Dollars ($1,552,080) and One Million Eight Hundred Sixty Two Thousand Four Hundred Ninety Six Dollars ($1,862,496) (including the Option Consideration), shall be paid in cash, with an amount equal to the cash portion of the Purchase Price less the Option Consideration to be paid by wire transfer of immediately available funds, and with the remaining ten percent (10%) to Twenty-Five percent (25%) of the Purchase Price being paid in Kendle Shares valued at the Kendle Share Valuation.

         Upon issuance, the Kendle Shares shall be duly authorized, validly issued, fully paid and non-assessable shares of Kendle common stock, no par value, free and clear of any and all liens, pledges, claims and encumbrances other than restrictions on transfer under this Agreement and under applicable federal and state securities laws and regulations.

SECTION 4.  RESTRICTIONS ON EXERCISE; RESERVATION OF STOCK
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         4.1      Kendle may exercise the Purchase Option only with respect to all of the Stock and no partial exercises shall be permitted.

         4.2      CSI covenants and agrees that, prior to the Expiration Date:
                  (i) CSI shall at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Purchase Option, sufficient shares of voting, no par common stock of CSI to provide for the full exercise of the Purchase Option; and (ii) CSI shall take all actions as may be necessary to ensure that the Stock issuable upon exercise of the Purchase Option



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                  may be issued without violations of any applicable law or
                  regulation; provided, however, that nothing contained herein shall impose on CSI any obligation to register the Stock under applicable securities laws except as provided in Exhibit C to this Agreement. In the event that any securities of CSI other than shares of CSI's voting, no par common stock are issuable on the exercise by Kendle of the Purchase Option, CSI will take all actions referred to in clauses (i) and (ii) in the preceding sentence as though such clauses applied, mutatis mutandis, to such other securities then issuable upon the exercise of the Purchase Option.

SECTION 5.  CSI REPRESENTATIONS AND WARRANTIES
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         CSI represents and warrants that the following are true and correct on the date hereof and on the date on which Kendle acquires the Stock pursuant to exercise of the Purchase Option:

         5.1 CORPORATE STANDING. CSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. CSI has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted and to execute, deliver and perform this Agreement. CSI is duly licensed, authorized and qualified to do business and is in good standing in all jurisdictions (domestic or foreign) in which the conduct of its business or the ownership or leasing of its properties requires it to be so licensed, authorized or qualified, except where its failure to be so licensed, authorized or qualified would not have a material adverse effect, singularly or in the aggregate, on the condition (financial or otherwise) of the properties, business, operations or prospects of CSI.

         5.2 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CSI. This Agreement has been duly executed and delivered by CSI, and constitutes the legal, valid and binding obligation of CSI, as applicable, enforceable against it in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         5.3 VALIDLY ISSUED SHARES. The shares of Stock to be issued, sold and delivered in accordance with the terms of this Agreement for the consideration set out herein, will, upon issuance in accordance with the terms hereof, be duly authorized and validly issued, fully paid and non-assessable, free and clear of any and all liens, pledges, claims and encumbrances other than restrictions on transfer under this Agreement the Multi-Year Agreement and under applicable federal and state securities laws and regulations. The issuance of the Stock to Kendle pursuant to this



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                  Agreement will comply with all applicable laws, including
                  federal and state securities laws and regulations.

         5.4 SUBSIDIARIES; INVESTMENTS. Except as set forth on Schedule 5.4, CSI does not own of record or beneficially any notes, obligations, instruments, stock, securities or ownership interests in or of any other corporation, limited liability company, partnership, trust or other person, firm or entity ("Investment"). Schedule 5.4 correctly sets forth the name of each corporation, association or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled by CSI ("Subsidiary"), the jurisdiction of its incorporation and the persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify except where the failure to so quality would not have a material adverse effect on CSI. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and all such shares are owned by CSI or another Subsidiary free and clear of any lien and not subject to any option or right to purchase any such shares. Except as set forth on Schedule 5.4, neither CSI nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other person, firm or entity.

         5.5 CAPITALIZATION. As of the date of this Agreement, CSI's authorized capital stock consists of (a) 3,000,000 Common Shares and (b) 1,000,000 Series A Preferred Shares. There are no declared but unpaid dividends or undeclared dividend arrearages on any shares of capital stock of CSI. After giving effect to the exercise of the Purchase Option by Kendle, the only shares of capital stock of CSI issued and outstanding, reserved for issuance or committed to be issued as of the date of this Agreement are:

                           (a) 706,390 fully paid and non-assessable shares of
                  voting, no par common stock, duly issued and outstanding and owned of record and beneficially by the persons, and issued on the dates and for the consideration listed on Schedule 5.5;

                           (b) 237,658 shares of common stock reserved for
                  issuance to employees, officers or directors pursuant to an option or equity incentive plan as approved by the Board;

                           (c) 179,140 shares of common stock reserved for
                  issuance to Strategic Ventures, L.P. pursuant to the Equity Exchange Option Agreement, as amended;



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                           (d) 550,000 fully paid and non-assessable Series A
                  Preferred Shares, duly issued and outstanding and owned of record and beneficially by Healthcare Equity Partners, L.P. and Healthcare Equity QP Partners, L.P. (the "HEP Parties");

                           (e) 550,000 shares of common stock reserved for
                  issuance upon conversion of the Series A Preferred Shares; and

                           (f) the Warrants issued to the HEP Parties and up to
                  189,306 shares of common stock issuable upon exercise of the Warrants.

                  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon CSI for the purchase or acquisition of any shares of its capital stock, other than those issued, reserved, committed to be issued pursuant to this Agreement or as provided for in the Shareholders Agreement, the Articles or otherwise as referred to in this Agreement. All outstanding securities of CSI were issued in compliance with all federal and state securities laws. CSI has no stock appreciation rights or phantom stock plan.

         5.6 FINANCIAL STATEMENTS. CSI has furnished Kendle with (a) the balance sheets of CSI for years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "Balance Sheet"), together with the statements of operations and changes in financial position for the fiscal year then ended, with the unqualified opinion thereon of Clark, Schaefer, Hackett & Co. (for 1995) and KPMG Peat Marwick (for 1996 and 1997), independent certified public accounts, and a balance sheet and profit and loss statement of CSI for the six (6) months ended June 30, 1998 (collectively, including the Balance Sheet, the "Financial Statements"), and (b) the projected statements of income for CSI for the fiscal years ending December 31, 1998 and 1999 (the "Projected Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and fairly and accurately present the financial position of CSI as of December 31, 1995, December 31, 1996, December 31, 1997 and June 30, 1998, respectively, and the results of its operations for the year ended December 31, 1995, the year ended December 31, 1996, the year ended December 31, 1997 and the six-month period ended June 30, 1998. The Projected Financial Statements have been prepared by CSI in good faith, based upon information and assumptions reasonably believed by it to be sound and accurate, and its officers and directors do not know, and have no reasonable grounds to know, of any reason such Projected Financial Statements do not represent reasonable forecasts as to CSI's future operations and financial performance. All the books, records and accounts of CSI are in all material respects accurate and complete, are in all material respects in accordance with good business practice and all laws, regulations and rules applicable to CSI and the conduct of its business and accurately present and reflect in all material respects all of the transactions described therein.


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         5.7      ABSENCE OF UNDISCLOSED LIABILITIES. CSI does not have any
                  material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due, including (without limitation) any executive severance compensation arrangements or "golden parachutes") arising out of transactions entered into on or prior to the date hereof, or any transaction, series of transactions, action or inaction occurring on or prior to the date hereof, or any state of facts or condition existing on or prior to the date hereof (regardless of when such liability or obligation is asserted), including, but not limited to, liabilities or obligations on account of taxes or governmental charges or penalties, interest or fines thereon or in respect thereof, except (a) as and to the extent clearly and accurately reflected and accrued for or reserved against in the Balance Sheet (b) for liabilities specifically disclosed on Schedule 5.7, and (c) for liabilities and obligations arising after December 31, 1997 in the ordinary course of business consistent with past customs and practice, none of which would exceed $10,000 in the aggregate. CSI and its officers and directors do not know, and have no reasonable grounds to know, of any basis for the assertion against CSI as of the date hereof of any material liabilities not adequately reflected or reserved against on the Balance Sheet.

         5.8 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, except as set forth on Schedule 5.8, there has not been (a) any change, occurrence, condition or development that has materially and adversely affected, or is likely to materially and adversely affect, CSI's business, affairs, assets, prospects, operations, employee or vendor relations or condition (financial or otherwise), or ability to meet its obligations hereunder, (b) any dividend or other distribution, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by CSI of, any shares of its capital stock, (c) any indebtedness incurred by CSI, (d) any sale, transfer, lease, mortgage or pledge of, grant of security interest in or other lien against any of CSI's assets or cancellation of any claims of, or indebtedness or obligations owing to CSI except as a result of payments of obligations in the ordinary course of business consistent with past customs and practice (e) any increase or change, (or offer or promise thereof, whether or not legally binding) in salaries or other compensation or employee benefits with respect to any employees of CSI, (f) any purchase of or agreement to purchase any additional assets by CSI at a cost of greater than $5,000 in any one instance, (g) cancellation or compromise by CSI of any debt or claim or waiver or release of any right of material value, (h) any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of CSI, (i) any changes in the accounting principles, methods or practices followed by CSI or depreciation or amortization policies or rates theretofore adopted, or (j) any action taken by CSI, its directors or officers or its shareholders to authorize any of the actions contemplated by clauses (a) - (i) above.


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         5.9      TAX LIABILITIES. CSI has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it, and such returns are true and correct. CSI has paid all taxes, interest and penalties, if any, reflected on such tax returns or otherwise due and payable by it. The reserves for taxes reflected on the balance sheets included in the Financial Statements are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of CSI accrued through the dates of such balance sheets. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled, and there are no present disputes as to taxes payable by CSI.

         5.10 PROPRIETARY RIGHTS. Schedule 5.10 contains a complete and correct list of all Proprietary Rights owned, used by or licensed to or by CSI, all of which are in good standing. Except as set forth on Schedule 5.10, (a) CSI owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights necessary for the operation of its business as presently conducted and as proposed to be conducted by it and none of such Proprietary Rights have been abandoned by CSI; (b) no claim by any third person contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened, and there is no reasonable basis for any such claim; (c) neither CSI nor any registered agent of CSI has received any notices of, nor is CSI aware of any reasonable basis for, an allegation of, any infringement or misappropriation by, or conflict with, any third person with respect to such Proprietary Rights, nor has CSI or any registered agent of CSI received any claims of infringement or misappropriation of or other conflict with any Proprietary Rights of any third person; and (d) CSI has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third person, and CSI is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of its business. Proprietary Rights means (i) patents, patent applications, patent disclosures and inventions (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, but not limited to, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         5.11 CONSENTS. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or



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                  commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to CSI in connection with the execution and delivery of this Agreement, or the consummation by CSI of the transactions contemplated hereby, which has not already been obtained, except for notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended ("Securities Act") or such post closing filings as may be required under applicable state securities laws which will be timely filed within the applicable periods therefor.

         5.12 LITIGATION. There is no action, suit, proceeding or investigation pending or to CSI's knowledge currently threatened against CSI, nor does CSI have any actual knowledge that there is any basis for the foregoing. CSI is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by CSI currently pending or that CSI intends to initiate.

         5.13 COMPLIANCE WITH OTHER INSTRUMENTS. CSI is not in violation or default in any material respect of any provision of its Articles of Incorporation or Code of Regulations, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to CSI. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of CSI or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to CSI, its business or operations or any of its assets or properties.

         5.14 MATERIAL FACTS. This Agreement and the documents or written statements furnished by CSI to Kendle in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading, except, with respect to assumptions, projections and expressions of opinions or predictions contained in the documents or written materials furnished by CSI, CSI makes only those representations set forth in Section
                  5.6 hereof.

         5.15 INVESTMENT. CSI understands that Kendle Shares received hereunder will not be registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not



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                  involving any public offering, CSI is acquiring the Kendle
                  Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, is a sophisticated investor with knowledge and experience in business and financial matters, has received certain information concerning Kendle and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Kendle Shares, and is able to bear the economic risk and lack of liquidity inherent in holding Kendle Shares.

SECTION 6.  KENDLE REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

         Kendle hereby represents and warrants to the Company, as of the date hereof and on the date on which Kendle acquires the Stock pursuant to exercise of the Purchase Option, as follows:

         6.1 AUTHORIZATION; BINDING AGREEMENT. This Agreement has been duly authorized, executed and delivered by Kendle and it constitutes the legal, valid and binding obligation of Kendle enforceable against it in accordance with its terms; except as
                  (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         6.2 CONSENTS. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to Kendle in connection with the execution and delivery of this Agreement, or the consummation by Kendle of the transactions contemplated hereby, which has not already been obtained.

         6.3 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of Kendle or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to Kendle, its business or operations or any of its assets or properties.

         6.4 RECEIPT OF INFORMATION. Kendle acknowledges that the Stock is not being and will not be registered under the Securities Act or the securities laws of any other jurisdiction in reliance on exemptions thereunder. The Stock has not been and will not be approved or disapproved by the Securities and Exchange Commission or any other governmental authority or agency of any jurisdiction. Kendle represents that it has had an opportunity to ask questions and receive answers from CSI regarding the business, properties, prospects, and financial condition of CSI and to obtain additional information (to the extent CSI possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Kendle or to which Kendle had access.

         6.5 CAPITALIZATION. Kendle's authorized equity securities consist of Fifteen Million (15,000,000) shares of common stock, no par value per share, and One Hundred Thousand (100,000) shares of undesignated preferred stock, no par value per share. As of July 31, 1998, Ten Million Nine Hundred Forty One Thousand Eight Hundred Twenty (10,941,820) shares of common stock were issued and outstanding and no shares of undesignated preferred stock were issued and outstanding. The Kendle Shares to be received by CSI in connection with the transactions contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable shares of common stock free and clear of any and all encumbrances other than restrictions on transfer imposed by federal and state securities laws and regulations.

         6.6 SEC REPORTS. Kendle has timely filed with the Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the Securities Exchange Act of 1934 (the "Exchange Act"). All the material and documents filed with the SEC by Buyer since July 2, 1997, including its initial Registration Statement on Form S-1, are hereinafter referred to as the "Kendle SEC Reports." The Kendle SEC Reports, copies of which have been delivered to CSI, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such Kendle SEC Reports, in light of the circumstances in which they were made, not misleading. The financial statements included in the Kendle SEC Reports fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity and cash flow of Kendle and its subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles.

SECTION 7.  TRANSFERABILITY OF OPTION
--------------------------------------------------------------------------------

         Neither party may assign this Agreement in whole or in part to any party without the prior written consent of the other party hereto; provided, however, that Kendle may assign this Agreement to a wholly-owned subsidiary of Kendle (directly or indirectly) or a lower tier wholly-owned subsidiary of Kendle (directly or indirectly) upon at least seven business days' prior written notice to CSI.

SECTION 8.  NO OBLIGATION TO EXERCISE OPTION
--------------------------------------------------------------------------------

         Nothing in this Agreement imposes any obligation upon Kendle to exercise the Purchase Option.

SECTION 9.  CLOSE CORPORATION  STOCK TRANSFER RESTRICTIONS
--------------------------------------------------------------------------------

         All Stock acquired by Kendle upon exercise of the Purchase Option shall be subject to the Close Corporation Stock Transfer Restriction and Redemption Provisions provided on the attached Exhibit C. Kendle shall have piggyback registration rights as set forth in the attached Exhibit C.

SECTION 10.  EXCLUSIVITY
--------------------------------------------------------------------------------

         Until the earlier of the Expiration Date or the date that Kendle notifies CSI in writing that it does not elect to exercise the Purchase Option, CSI agrees that it will not provide customized information technology development services for the direct competitors of Kendle as listed or described on the attached Exhibit D. Notwithstanding the foregoing, nothing within this Agreement shall in any way limit or restrict CSI's right or ability to continue to provide services and products for any former or current client of CSI listed on the attached Exhibit E. In addition, in the event that a then current CSI customer is acquired (whether by sale of stock, assets, merger or otherwise) by a Kendle direct competitor, CSI shall be permitted to continue to provide services for such customer under the terms, and for the remaining term, of the then existing agreement or work statement (but for no longer period) and in such event CSI hereby expressly agrees not to disclose any Kendle proprietary information to such customer.

SECTION 11.  MISCELLANEOUS
--------------------------------------------------------------------------------

         11.1 BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and shall inure to the successors and permitted assigns of each party. This Agreement is not intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities, expressed or implied, under or by reason of this Agreement.

         11.2 ENTIRE AGREEMENT. This Agreement, together with any Schedules, Exhibits and other documents contemplated hereby, constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all prior or contemporaneous understandings and negotiations concerning the matters specified herein. If any representations, promises, warranties or statements made by any party differ in any way from the terms of this written Agreement, any schedules and other documents contemplated hereby, such other representations, promises, warranties or statements shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         11.3 PUBLIC STATEMENTS. Except as required by applicable law or regulations or court order or by the rules of any national securities exchange on which the securities of either Kendle or CSI are quoted or listed, neither CSI nor Kendle shall, without the prior written approval of the other parties hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement. CSI and Kendle may disclose information with respect to the transaction contemplated hereby to their respective employees, agents, consultants and third parties only to the extent such persons have a need to know such information.

         11.4 GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be governed in all respects by the internal substantive laws of the State of Ohio. Any and all disputes arising out of or in connection with the execution, interpretation, performance, or non-performance of this Agreement or any agreement or other instrument between, involving or affecting the parties (including the validity, scope and enforceability of this arbitration clause), shall be submitted to and resolved by arbitration. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by three arbitrators, who shall be appointed pursuant to the rules of the American Arbitration Association. Either party may notify the other party at any time of the existence of an arbitrable controversy by certified mail and shall attempt in good faith to resolve their differences within fifteen (15) days after the receipt of such notice. If the dispute cannot be resolved within the fifteen-day period, either party may file a written demand for arbitration with the American Arbitration Association. The determination of the arbitrators shall be final and binding on the parties. The place of arbitration shall be Cincinnati, Ohio. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

         11.5 WAIVERS. Any party hereto may, by written notice to the other party hereto, to the extent expressly set forth in such written notice: (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement;
                  (iv) waive performance of any of the obligations of the other party under this Agreement; or (v) waive an event of default by the other party under this Agreement Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         11.6 SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be illegal, inoperative, unenforceable or invalid, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions of this Agreement illegal, inoperative, unenforceable or invalid. In substitution of such illegal, inoperative, unenforceable or invalid provision, there shall be added automatically, as part of this Agreement, a provision as similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.

         11.7 NOTICES. All notices, demands or other communications which may be or are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national or international overnight express, telegram or facsimile transmission, addressed as follows:

                  11.7.1   If to CSI:

                  Component Software International, Inc.
                  8118 Corporate Way
                  Mason, Ohio  45040-9560
                  Attention: Robert P. Beech, CEO

                  with a copy (which shall not constitute notice) to:

                  Graydon, Head & Ritchey
                  1900 Fifth Third Center
                  511 Walnut Street
                  Cincinnati, Ohio 45202
                  Attention: Daniel C. Heyd, Esq.

                  11.7.2   If to Kendle:

                  Kendle International Inc.
                  700 Carew Tower
                  441 Vine Street
                  Cincinnati, Ohio  45202
                  Attention: Timothy M. Mooney, CFO
                  with a copy (which shall not constitute notice) to:

                  Kendle International Inc.
                  700 Carew Tower
                  441 Vine Street
                  Cincinnati, Ohio  45202
                  Attention: Paul F. Ritter, Esq.

                  with a copy (which shall not constitute notice) to:

                  Keating, Muething & Klekamp, P.L.L.
                  1800 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio 45202
                  Attention: Edward E. Steiner, Esq.

                  until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         11.8 COUNTERPARTS; EXECUTION. This Agreement may be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement. This Agreement shall be deemed to have been executed at the time when and location at which the last signature of any of the parties is affixed hereto or to any counterpart hereof.



                            [signatures on next page]

--------------------------------------------------------------------------------
     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set above.

-----------------------------------------------------------------------------------------------------------------
CSI:                                                        CSI SHAREHOLDERS
                                                            (FOR PURPOSES OF SECTION 9 AND EXHIBIT C ONLY)
COMPONENT SOFTWARE                                          /S/ RICHARD D. EGAN
INTERNATIONAL, INC.                                         ----------------------------------------------
                                                            RICHARD D. EGAN


BY:                                                         BEECH INVESTORS LIMITED PARTNERSHIP
   ----------------------------
TITLE:                                                      BY:/S/ ROBERT P. BEECH
      -------------------------                                ----------------------------------------------
                                                            ROBERT P. BEECH, MANAGING GENERAL PARTNER


KENDLE:                                                     EGAN INVESTORS LIMITED PARTNERSHIP
KENDLE INTERNATIONAL INC.
                                                            BY:/S/ RICHARD D. EGAN
BY:                                                            ----------------------------------------------
   ----------------------------                             RICHARD D. EGAN, MANAGING GENERAL PARTNER
TITLE:
      -------------------------
                                                            JOHN A. AND CHRISTINE L. MCCHESNEY FAMILY TRUST

                                                            BY:
                                                               ----------------------------------------------
                                                            JOHN A. MCCHESNEY, TRUSTEE


                                                            HEALTHCARE EQUITY PARTNERS L.P.

                                                            BY:/S/ KENNETH W. O'KEEFE
                                                               ----------------------------------------------
                                                            TITLE: KENNETH W. O'KEEFE -- MG. DIRECTOR
                                                                   BEECKEN PATTY & COMPANY, LLC.
                                                                   ------------------------------------------


                                                            HEALTHCARE EQUITY QP PARTNERS, L.P.

                                                            BY:/S/ KENNETH W. O'KEEFE
                                                               ----------------------------------------------
                                                            TITLE: KENNETH W. O'KEEFE -- MG. DIRECTOR
                                                                   BEECKEN PATTY & COMPANY, LLC.
                                                                   ------------------------------------------
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set above.

-----------------------------------------------------------------------------------------------------------------
CSI:                                                        CSI SHAREHOLDERS
                                                            (FOR PURPOSES OF SECTION 9 AND EXHIBIT C ONLY)
COMPONENT SOFTWARE                                          /S/ RICHARD D. EGAN
INTERNATIONAL, INC.                                         ----------------------------------------------
                                                            RICHARD D. EGAN


BY:                                                         BEECH INVESTORS LIMITED PARTNERSHIP
   ----------------------------
TITLE:                                                      BY:/S/ ROBERT P. BEECH
      -------------------------                                ----------------------------------------------
                                                            ROBERT P. BEECH, MANAGING GENERAL PARTNER


KENDLE:                                                     EGAN INVESTORS LIMITED PARTNERSHIP

KENDLE INTERNATIONAL INC.                                   BY:/S/ RICHARD D. EGAN
                                                               ----------------------------------------------
BY:                                                         RICHARD D. EGAN, MANAGING GENERAL PARTNER
   ----------------------------
TITLE:
      -------------------------                             JOHN A. AND CHRISTINE L. MCCHESNEY FAMILY TRUST

                                                            BY:
                                                               ----------------------------------------------
                                                            JOHN A. MCCHESNEY, TRUSTEE


                                                            HEALTHCARE EQUITY PARTNERS L.P.

                                                            BY:
                                                               ----------------------------------------------
                                                            TITLE:
                                                                  -------------------------------------------


                                                            HEALTHCARE EQUITY QP PARTNERS, L.P.

                                                            BY:
                                                               ----------------------------------------------
                                                            TITLE:
                                                                  -------------------------------------------
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set above.

-----------------------------------------------------------------------------------------------------------------
CSI:                                                        CSI SHAREHOLDERS
                                                            (FOR PURPOSES OF SECTION 9 AND EXHIBIT C ONLY)
COMPONENT SOFTWARE                                          /S/ RICHARD D. EGAN
INTERNATIONAL, INC.                                         ----------------------------------------------
                                                            RICHARD D. EGAN


BY:/S/ ROBERT P. BEECH                                      BEECH INVESTORS LIMITED PARTNERSHIP
----------------------------
TITLE: PRESIDENT AND CEO                                    BY:/S/ ROBERT P. BEECH
                                                               ----------------------------------------------
                                                            ROBERT P. BEECH, MANAGING GENERAL PARTNER


KENDLE:                                                     EGAN INVESTORS LIMITED PARTNERSHIP
KENDLE INTERNATIONAL INC.
                                                            BY:/S/ RICHARD D. EGAN
BY: /S/TIMOTHY M. MOONEY                                       ----------------------------------------------
----------------------------                                RICHARD D. EGAN, MANAGING GENERAL PARTNER
TITLE: VICE PRESIDENT AND CFO

                                                            JOHN A. AND CHRISTINE L. MCCHESNEY FAMILY TRUST

                                                            BY:/S/ JOHN A. MCCHESNEY
                                                               ----------------------------------------------
                                                            JOHN A. MCCHESNEY, TRUSTEE


                                                            HEALTHCARE EQUITY PARTNERS L.P.

                                                            BY:
                                                               ----------------------------------------------
                                                            TITLE:
                                                                  -------------------------------------------


                                                            HEALTHCARE EQUITY QP PARTNERS, L.P.

                                                            BY:
                                                               ----------------------------------------------
                                                            TITLE:
                                                                  -------------------------------------------
-----------------------------------------------------------------------------------------------------------------